EXHIBIT 21

                    DAIN RAUSCHER CORPORATION
            (Formerly Interra Financial Incorporated)
          LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1997
                                                       Percentage
                                                        of Voting
                                       State in Which  Securities
Name                                    Incorporated      Owned
----                                   --------------   ---------
Consolidated subsidiaries of
  Registrant:
Dain Bosworth Incorporated*               Delaware         100%
Interra Advisory Services Inc**           Minnesota        100
Rauscher Pierce Refsnes, Inc.*            Delaware         100
Interra Clearing Services Inc.*           Minnesota        100
Dain Rauscher Lending Services Inc.       Minnesota        100


* Merged into Dain Rauscher Incorporated, a wholly owned
Minnesota
corporation, during the first quarter of 1998.

** Renamed Insight Investment Management, Inc. on January 2,
1998.
